Exhibit 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each undersigned officer of Anheuser-Busch InBev SA/NV (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended 31 December 2011 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 12 April 2012	By:	/s/ Carlos Brito
Name: Carlos Brito
Title: Chief Executive Officer

Date: 12 April 2012	By:	/s/ Felipe Dutra
Name: Felipe Dutra
Title: Chief Financial Officer